Exhibit 11.1


                     Transport Corporation of America, Inc.
                 Computation of Earnings (Loss) per Common Share
               (In thousands, except share and per share amounts)
                                   (Unaudited)


                                                    Three months ended             Six months ended
                                                         June 30,                      June 30,
                                                --------------------------    ---------------------------
                                                    2001          2000           2001            2000
                                                -----------    -----------    -----------     -----------
Net earnings (loss)                             $       376    $     1,263    $      (376)    $     2,177
                                                ===========    ===========    ===========     ===========

Average number of common
     shares outstanding                           7,192,032      7,168,991      7,190,698       7,166,253

Average number of common shares outstanding,
     non-detachable put                                   0      1,155,000              0       1,155,000
                                                -----------    -----------    -----------     -----------

Average number of common shares outstanding,
     including non-detachable put                 7,192,032      8,323,991      7,190,698       8,321,253

Dilutive effect of outstanding stock
     options and warrants                            11,708          8,407              0           4,204

Dilutive effect of non-detachable put option              0      2,024,262              0       1,400,179
                                                -----------    -----------    -----------     -----------

Average number of common and common
     equivalent shares outstanding                7,203,740     10,356,660      7,190,698       9,725,636
                                                ===========    ===========    ===========     ===========

Basic earnings (loss) per share                 $      0.05    $      0.15    $     (0.05)    $      0.26
                                                ===========    ===========    ===========     ===========

Diluted earnings (loss) per share               $      0.05    $      0.12    $     (0.05)    $      0.22
                                                ===========    ===========    ===========     ===========